CONSOLIDATED PROMISSORY NOTE

$394,350	Salt Lake City, Utah	December 31, 2014

FOR VALUE RECEIVED, the undersigned, TetriDyn Solutions, Inc. (“Maker”), a Nevada corporation whose mailing address and principal office is ______________________________________, USA, hereby promises to pay to David and Antoinette Hempstead (jointly “Payee”), whose mailing address is 6759 S Valence Lane, West Jordan, Utah 84084, the principal sum of THREE HUNDRED TWENTY THOUSAND, TWO HUNDRED FORTY-SIX DOLLARS AND NO CENTS ($320,246), plus accrued but unpaid interest as of the date hereof of SEVENTY-FOUR THOUSAND, ONE HUNDRED THIRTY-FOUR DOLLARS AND NO CENTS ($74,134), for an aggregate of THREE HUNDRED NINETY-FOUR THOUSAND, THREE HUNDRED EIGHTY DOLLARS AND NO CENTS ($394,380) as of the date hereof, in lawful money of the United States of America for payment of private debts, together with interest (calculated on the basis of the actual number of days elapsed but computed as if each year consisted of 360 days) on the unpaid principal balance from time to time outstanding at a rate, except as otherwise provided in this Note, of six percent (6%) per annum.

1.           Payments.  All unpaid principal and all accrued and unpaid interest shall be due and payable within 90 days after demand.

2.           Time and Place of Payment.  If any payment falls due on a day that is considered a legal holiday in the state of Delaware, Maker shall be entitled to delay such payment until the next succeeding regular business day, but interest shall continue to accrue until the payment is in fact made.  Each payment or prepayment hereon must be paid at the office of Payee set forth above or at such other place as the Payee or other holder hereof may, from time to time, designate in writing.

3.           Prepayment.  Maker reserves the right and privilege of prepaying this Note in whole or in part, at any time or from time to time, upon 30 days’ written notice, without premium, charge, or penalty.  Prepayments on this Note shall be applied first to accrued and unpaid interest to the date of such prepayment, next to expenses for which Payee is due to be reimbursed under the terms of this Note, and then to the unpaid principal balance hereof.

4.           Conversion.  Subject to and in compliance with the provisions contained herein, the holder of this Note is entitled, at such holder’s option, at any time prior to maturity, or in the case this Note or some portion hereof shall have been called for prepayment prior to such date, then in respect of this Note or such portion hereof, until and including, but not after, the close of business within 30 days after the date of notice of prepayment, to convert this Note (or any portion of the principal amount hereof or accrued and unpaid interest hereon) into fully paid and nonassessable shares (calculated as to each conversion to the nearest share) of common stock, par value $0.0001 per share, of Maker (the “Shares”) at the rate of one share for each $0.025 of principal amount of this Note, by surrender of this Note, duly endorsed (if so required by Maker) or assigned to Maker or in blank, to Maker at its offices, accompanied by written notice to Maker, in the form set forth below, that the holder hereof elects to convert this Note or, if less than the entire principal amount hereof is to be converted, the portion thereof to be converted.  On conversion, no adjustment for interest is to be made, but if any holder surrenders this Note for conversion between the record date for the payment of an installment of interest and the next interest payment date, the holder of such Note when surrendered for conversion shall be entitled to payment of the interest thereon from the last preceding record date for interest through the date of conversion which the registered holder is entitled to receive on such conversion date.  No fractions of Shares will be issued on conversion, but instead of any fractional interest, Maker will pay cash adjustments as provided herein.  The exercise price shall be appropriately adjusted in the event of any stock splits, reverse split, merger, consolidation, conversion, or any similar change in Maker’s common stock.  The conversion price and number of shares issuable on conversion of this Note shall be appropriately adjusted in the event of any split, reverse-split, conversion, or similar change in Maker’s common stock.

5.           Default.

(a)           Without notice or demand (which are hereby waived), the entire unpaid principal balance of, and all accrued interest on, this Note shall immediately become due and payable at the option of the holder hereof upon the occurrence of one or more of the following events of default (“Events of Default”):

(i)           the failure or refusal of Maker to pay principal of or interest on this Note within 10 days of when the same becomes due in accordance with the terms hereof;

(ii)           the failure or refusal of Maker punctually and properly to perform, observe, and comply with any covenant or agreement contained herein, and such failure or refusal continues for a period of 30 days after Maker has (or, with the exercise of reasonable investigation, should have) notice hereof;

(iii)           Maker shall: (1) voluntarily seek, consent to, or acquiesce in the benefit or benefits of any Debtor Relief Law (defined hereinafter); or (2) become a party to (or be made the subject of) any proceeding provided for by any Debtor Relief Law, other than as a creditor or claimant, that could suspend or otherwise adversely affect the Rights (defined hereinafter) of Payee granted herein (unless, in the event such proceeding is involuntary, the petition instituting same is dismissed within 60 days of the filing of same).  “Debtor Relief Law” means the Bankruptcy Code of the United States of America and all other applicable liquidation, conservatorship, bankruptcy, moratorium, rearrangement, receivership, insolvency, reorganization, suspension of payments, or similar Laws from time to time in effect affecting the Rights of creditors generally.  “Rights” means rights, remedies, powers, and privileges.  “Laws” means all applicable statutes, laws, ordinances, regulations, orders, writs, injunctions, or decrees of any state, commonwealth, nation, territory, possession, county, parish, municipality, or Tribunal.  “Tribunal” means any court or governmental department, commission, board, bureau, agency, or instrumentality of the United States or of any state, commonwealth, nation, territory, possession, county, parish, or municipality, whether now or hereafter constituted and/or existing;

(iv)           the failure to have discharged within a period of 30 days after the commencement thereof any attachment, sequestration, or similar proceeding against any of the assets of Maker, or the loss, theft, or destruction of, or occurrence of substantial damage to, a material part of the assets of Maker, except to the extent adequately covered by insurance; and

(v)           Maker fails to pay any money judgment against it at least 10 days prior to the date on which any of Maker’s assets may be lawfully sold to satisfy such judgment.

(b)           If any one or more of the Events of Default specified above shall have happened, the holder of this Note may, at the holder’s option: (i) declare the entire unpaid balance of principal of and accrued interest on this Note to be immediately due and payable without notice or demand; (ii) offset against this Note any sum or sums owed by the holder hereof to Maker; (iii) reduce any claim to judgment; (iv) foreclose all liens and security interests securing payment thereof or any part thereof; and (v) proceed to protect and enforce its rights either by suit in equity and/or by action of law or by other appropriate proceedings, whether for the specific performance of any covenant or agreement contained in this Note, or in aid of the exercise granted by this Note of any right, or to enforce any other legal or equitable right or remedy of the holder of this Note.

6.           Cumulative Rights.  No delay on the part of the holder of this Note in the exercise of any power or right or single partial exercise of any such power or right under this Note, or under any other instrument executed pursuant hereto, shall operate as a waiver thereof.  Enforcement by the holder of this Note of any security for the payment hereof shall not constitute any election by it of remedies so as to preclude the exercise of any other remedy available to it.

7.           Collection Costs.  If this Note is placed in the hands of an attorney for collection, or if it is collected through any legal proceeding at law or in equity or in bankruptcy, receivership, or other court proceedings, Maker agrees to pay all costs of collection, including court costs and reasonable attorney’s fees of the Payee.

8.           Waiver.  Maker, and each surety, endorser, guarantor, and other party liable for the payment of any sums of money payable on this Note, jointly and severally waive presentment and demand for payment, protest, and notice of protest and nonpayment, or other notice of default, except as specified herein, and agree that their liability on this Note shall not be affected by any renewal or extension in the time of payment hereof or in any indulgences, or by any partial payment, any release, or change in any security for the payment of this Note, before or after maturity, regardless of the number of such renewals, extensions, indulgences, releases, or changes.

9.           Notices.  Any notice, demand, request, or other communication permitted or required under this Note shall be in writing and shall be deemed to have been given as of the date so delivered, if personally served; as of the date so sent, if transmitted by facsimile and receipt is confirmed by the facsimile operator of the recipient; as of the date so sent, if sent by electronic mail and receipt is acknowledged by the recipient; one day after the date so sent, if delivered by overnight courier service; or three days after the date so mailed, if mailed by certified mail, return receipt requested, addressed to Maker at its address on the first page.

10.           Successor and Assigns.  All of the covenants, stipulations, promises, and agreements in this Note contained by or on behalf of Maker shall bind its successors and assigns, whether so expressed or not; provided, however, that neither Maker nor Payee may, without the prior written consent of the other, assign any rights, powers, duties, or obligations under this Note.

11.           Headings.  The headings of the sections of this Note are inserted for convenience only and shall not be deemed to constitute a part hereof.

12.           Applicable Law.  This Note is being executed and delivered, and is intended to be performed, in the state of Delaware, and the substantive laws of such state shall govern the validity, construction, enforcement, and interpretation of this Note, except insofar as federal laws shall have application.

13.           Consolidated Note.  This Note consolidates the obligations evidenced by the following referenced promissory notes, which are hereby cancelled and deemed null and void and merged with and into this instrument:

Hempstead Loan #1	$ 50,000
Hempstead Loan #2	50,000
Hempstead Loan #3	50,000
Hempstead Loan #4	25,000
Hempstead Loan #5	25,000
Hempstead Loan #6	25,000
Hempstead Loan #7	25,000
Hempstead Loan #8	25,000
Hempstead Loan #9	25,000
Hempstead Loan #10	15,000
Hempstead Loan #11	5,000
Hempstead Loan #12	246
$320,246.00

14.           Security.  This Note is unsecured.

EXECUTED effective the year and date first above written.

TETRIDYN SOLUTIONS, INC.

By:	/s/ Orville Hendrickson
Orville Hendrickson
Duly authorized representative

By:	/s/ Larry Ybarrondo
Larry Ybarrondo
Duly authorized representative

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